SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


                               _______________


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported)   March 19, 1997


                           AMC ENTERTAINMENT INC.
             (Exact Name of Registrant as Specified in Charter)


               DELAWARE   01-12429                 		43-1304369
      (State or  Other Jurisdiction(    Commission        (IRS Employer
             of Incorporation) 	    File Number)    Identification No.)





106 W. 14TH  STREET, KANSAS CITY, MO                              64105-1977
  (Address of Principal Executive Offices)                        (Zip Code)


   Registrant's telephone number, including area code      (816) 221-4000

Item 5. Other Events.

     Sale of Senior Subordinated Notes. On March 19, 1997, AMC Entertainment Inc. (the "Company") sold $200 million aggregate principal amount of 9.5% Senior Subordinated Notes due 2009 (the "Notes") in a private transaction conforming with Rule 144A and Regulation S. Net proceeds from the issuance of the Notes (approximately $193.8 million) were used to reduce borrowings under the Company's $425 million credit facility (the "Credit Facility"). Amounts repaid under the Credit Facility will again be available for borrowing thereunder, and the Company intends to utilize this increased availability to continue with its current expansion program.

     The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to or for the benefit of United States persons absent registration or an applicable exemption from the registration requirements of the Securities Act.

     The Notes were issued under an Indenture dated March 19, 1997 (the "Indenture") between the Company and The Bank of New York, as Trustee, a copy of which is filed herewith and incorporated herein by reference. The following summaries of certain provisions of the Indenture and a Registration Rights Agreement entered into by the Company for the benefit of holders of the Notes, also filed herewith and incorporated herein by refereence, do not purport to be complete and are qualified in their entirety by such reference to the Indenture and Registration Rights Agreement..

     Interest on the Notes is payable on March 15 and September 15 of each year, commencing September 15, 1997. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Indenture) of the Company.

     The Indenture contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; purchase or redeem capital stock; enter into transactions with stockholders or certain affiliates; or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its wholly-owned subsidiaries and other than a proposed merger of the Company with Durwood, Inc. All of these limitations are subject to a number of important qualifications. The Indenture does not impose any limitation on the incurrence by the Company and its subsidiaries of liabilities that are not considered "Indebtedness" under the Indenture, such as those that would be incurred under certain sale/leaseback transactions; nor does the Indenture impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as Unrestricted Subsidiaries (as defined therein). Furthermore, there are no restrictions on the ability of the Company and its subsidiaries to make advances to , or invest in, other entities (including unaffiliated entities) and no restrictions on the ability of the Company's subsidiaries to enter into agreements restricting their ability to pay dividends or otherwise transfer funds to the Company. If the Notes attain "investment grade status" ( as defined in the Indenture), the covenants in the Indenture limiting the Company's ability to incur indebtedness, pay dividends, acquire stock or engage in transactions with affiliates will cease to apply.

      Under the Registration Rights Agreement, the Company has agreed to use its best efforts to (i) file and cause to become effective by August 15, 1997, a registration statement relating to a registered offer to exchange the Notes (the "Exchange Offer") for notes of the Company with terms identical in all material respects to the Notes and (ii) cause the Exchange Offer to be consummated by September 16, 1997. If the Exchange Offer registration statement is not declared effective by August 17, 1997, the Company has agreed that in lieu thereof it will use its best efforts to cause to become effective by September 16, 1997 a shelf registration statement with respect to the Notes. In the event that either (a) the Exchange Offer Registration Statement is not filed on or prior to June 17, 1997, (b) the Exchange Offer Registration Statement is not declared effective on or prior to August 17, 1997 or (c) the Exchange Offer is not consummated or a Shelf Registration Statement, with respect to the Notes, is not declared effective on or prior to September 16, 1997, the interest rate borne by the Notes will increase by 0.50% per annum following June 17, 1997 in the case of clause (a) above, following August 17, 1997 in the case of clause (b) above and following September 15, 1997 in the case of clause (c) above. The aggregate amount of such increase will in no event exceed 1.00% per annum. Upon (x) the filing of the Exchange Offer Registration Statement after June 17, 1997, (y) the effectiveness of the Exchange Offer Registration Statement after August 17, 1997 or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after September 16, 1997, the interest rate borne by the Notes from the date of filing, effectiveness or consummation, as the case may be, will be reduced to 9.5%.

     Amendment to Credit Facility and Related Matters. The Company has amended its Credit Facility to provide greater flexibility with respect to its growth plans. Previously, the Company was limited to $150 million in capital expenditures (as defined in the Credit Facility) during each fiscal year plus the amount of unused capital expenditures from the prior fiscal year. The Credit Facility, as amended, now generally limits capital expenditures to (i) $240 million in fiscal 1997 plus the amount of unused capital expenditures carried forward from fiscal 1996 (approximately $34 million), (ii) with respect to fiscal 1998, $150 million less the amount by which capital expenditures with respect to fiscal 1997 exceed (A) $150 million plus (B) the amount of unused capital expenditures carried forward from fiscal 1996 (approximately $34 million) and (iii) with respect to any other fiscal year, $150 million per year plus the amount (if any) of unused capital expenditures from the prior fiscal year. As previously, the permitted amount of capital expenditures in any fiscal year will be increased by the amount of proceeds received from sale/leaseback transactions in such year. Further, capital expenditures made with the proceeds of issues of qualifying subordinated indebtedness and capital stock are disregarded for purposes of the limitation on capital expenditures under the Credit Facility.

     The Company may seek additional relief with respect to the covenants under the Credit Facility and may pursue other financing programs to allow it to continue its increased rate of capital expenditures and to comply with the terms of the Credit Facility. The Company is currently negotiating a sale/leaseback transaction with respect to certain of its theatres, including theatres which are scheduled to open in fiscal 1998, the estimated net proceeds of which are expected to be approximately $170 million. The theatres, if any, sold in the proposed sale/leaseback transaction would be leased back by the Company pursuant to an operating lease. The Company believes that cash generated from operations, existing cash and equivalents, amounts which the Company anticipates receiving from the offering of the Notes and for assets placed in the sale/leaseback transaction and other offerings and the unused commitment amount under its Credit Facility will be sufficient to fund operations and planned capital expenditures through the end of fiscal 1998.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits

     4.1 Indenture dated as of March 19, 1997, by and between the Company and The Bank of New York, as Trustee.

     4.2 Registration Rights Agreement dated March 19, 1997, by and among the Company and the initial purchasers of the Notes.



             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     AMC Entertainment Inc.

     Date  March 28, 1997By  /s/ Peter C. Brown
           Peter C. Brown
           President and
           Chief Financial Officer